Exhibit 10.1

MACKINAC FINANCIAL CORPORATION

2012 INCENTIVE COMPENSATION PLAN

STOCK APPRECIATION RIGHT AWARD AGREEMENT

MACKINAC FINANCIAL CORPORATION, a Michigan corporation (the “Company”), as permitted by the Mackinac Financial Corporation 2012 Incentive Compensation Plan (the “Plan”), hereby grants to the individual listed below (the “Participant”), a Stock Appreciation Right (each a “SAR”) as described herein, subject to the terms and conditions of the Plan and this Stock Appreciation Right Award Agreement (this “Agreement”).

Unless otherwise defined in this Agreement, the terms used in this Agreement have the same meaning as defined in the Plan.  The term “Service Provider” as used in this Agreement means an individual actively providing services to the Company or a Subsidiary of the Company.

1.             NOTICE OF STOCK APPRECIATION RIGHT.

Participant:

Grant Date:

Per Share Exercise Price (the “Exercise Price”):

Number of Shares of Subject to this SAR:

2.             GRANT OF SAR.  The Company hereby grants to the Participant, as of the Grant Date, a SAR on the number of shares specified above. The SAR represents the right, upon exercise, to receive payment of an amount determined by multiplying (a) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price, by (b) the number of Shares with respect to which the SAR is exercised (the product of (a) and (b) shall be referred to as the “SAR Payment Amount”).  Settlement of the SAR Payment Amount shall be made by delivering Shares having a Fair Market Value as of the date of exercise equal to the SAR Payment Amount, with cash paid in lieu of any fractional Shares.  Notwithstanding the foregoing, the Company will not issue any Shares unless you have satisfied the requirements of Section 9 below.

3.             VESTING AND EXERCISE.

(a)           Vesting.  Subject to your continued service with the Company or its Subsidiaries unless otherwise provided in Section 3(c) and Section 4 below, the SARs shall become vested and may be exercised in accordance with the following schedule, by written notice to the Company in a form reasonably acceptable to the Company:

Anniversary Date of Great	Cumulative Vested Percentage
[ ]	[ %]
[ ]	[ %]
[ ]	[ %]

The right to exercise this SAR and to purchase the number of shares comprising each vested installment shall be cumulative, and once such right has become exercisable it may be exercised in whole at any time and in part from time to time until the date of termination of the Grantee’s rights hereunder.

(b)           Committee Discretion to Accelerate Vesting.  Notwithstanding the foregoing, the Committee may, in its sole discretion, provide for accelerated vesting of the SAR at any time and for any reason.

(c)           Conditions on Exercise.  The Committee may suspend the right to exercise the SAR during any period for which the Committee determines, in its sole discretion, that such suspension would be necessary or advisable in order to comply with the requirements of (i) any applicable federal securities law or rule or regulation thereunder, (ii) any rule of a national securities exchange, national securities association, or other self-regulatory organization, or (iii) any other federal or state law or regulation (each an “SAR Exercise Suspension”).  Notwithstanding the foregoing, no SAR Exercise Suspension shall extend the term of the SAR in a manner that would result in the SAR becoming nonqualified deferred compensation subject to Section 409A of the Code.

4.             TERMINATION OF SERVICES; FORFEITURE.  Notwithstanding any other provision of this Agreement:

(a)           Termination for Any Reason (Other than Death, Disability, or Retirement).  Upon the termination of Participant’s services with the Company or a Subsidiary for any reason (other than for Death, Disability or Retirement as described below), each SAR (whether vested or unvested) shall be immediately canceled and terminated.

(b)           Death; Disability.  Upon the termination of Participant’s services with the Company or a Subsidiary as a result of Participant’s death or “Disability” (as defined in the Plan), each SAR shall become fully vested and shall remain exercisable until the Expiration Date (as defined below).

(c)           Retirement.  Upon the termination of Participant’s services with the Company or a Subsidiary as a result of Participant’s Retirement, (1) each SAR which is exercisable at the date of such termination shall continue to be exercisable until the earlier of (i) the Expiration Date, or (ii) the date such Participant ceases to be Retired, and (2) each SAR which is not exercisable at the date of such termination shall continue to vest in accordance with the terms of Section 2 above as if Participant’s had not Retired and shall remain exercisable until the earlier of (i) the Expiration Date, or (ii) the date such Participant ceases to be Retired.  For purposes of this Agreement, “Retirement” shall mean the Participant’s resignation from the Company on or after the date upon which the Participant has attained at least (i)        years of age, and (ii)        years of service with the Company[, subject to the Company’s consent].

(d)           Expiration.  Unless earlier terminated in accordance with the terms and provisions of the Plan and/or this Agreement, all portions of the SAR (whether vested or not vested) shall expire and shall no longer be exercisable after the tenth (10th) anniversary of the Grant Date (the “Expiration Date”).

5.             CHANGE OF CONTROL.  Upon the occurrence of a Change in Control, the SARs described in this Agreement shall become fully vested and exercisable.

6.             RIGHTS AS STOCKHOLDER.  Participant shall have no rights as a stockholder with respect to any Shares subject to this SAR until the SAR has been exercised and Shares relating thereto have been issued and recorded on the records of the Company or its transfer agent or registrars.

7.             ADJUSTMENTS.  In the event of any stock dividend, reclassification, subdivision or combination, or similar transaction affecting this SAR, the rights of the Participant will be adjusted as provided in Section 4 of the Plan.

8.             NON-TRANSFERABILITY OF SAR.  Without the express written consent of the Committee, which may be withheld for any reason in its sole discretion, the SARs may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during your lifetime only by you. The terms of the Plan and this Agreement shall be binding upon your executors, administrators, heirs, successors and assigns.  Any attempt to transfer the SAR in any manner, contrary to the terms and provisions of this Agreement and/or the Plan shall be null and void and without legal force or effect.

9.             TAX WITHHOLDING.  The Participant hereby agrees that the Participant shall make appropriate arrangements with the Company for such income and employment tax withholding as may be required of the Company under applicable United States federal, state or local law on account of this SAR.  The Participant may satisfy the obligation(s), in whole or in part, by electing (i) to make a payment to the Company in cash, by check or by other instrument acceptable to the Company, (ii) subject to the general or specific approval of the Committee, to have the Company withhold a number of shares which would otherwise be issued pursuant to this Agreement having a value not greater than the amount required to be withheld (such number may be rounded up to the next whole share), or (iii) subject to the general or specific approval of the Committee, by any combination of (i) and (ii).  The value of shares to be withheld (if permitted by the Committee) shall be based on the Fair Market Value of a share of the Company’s common stock as of the date the amount of tax to be withheld is to be determined.

10.          THE PLAN; AMENDMENT.  The SAR is subject in all respects to the terms, conditions, limitations and definitions contained in the Plan.  In the event of any discrepancy or inconsistency between this Agreement and the Plan, the terms and conditions of the Plan shall control.  The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. This Agreement may also be modified or amended by a writing signed by both the Company and the Participant.

The Company shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.

11.          RIGHTS OF PARTICIPANTS; REGULATORY REQUIREMENTS.  Without limiting the generality of any other provision of this Agreement or the Plan, Articles 13 and 18 of the Plan pertaining to the Participants’ rights and “Regulatory Requirements” (as such term is defined in the Plan) are hereby explicitly incorporated into this Agreement.

12.          NOTICES.  Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Participant at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

13.          GOVERNING LAW.  This Agreement is governed by and construed in accordance with the laws of the State of Michigan, notwithstanding conflict of law provisions.

14.          TRANSFER OF PERSONAL DATA.  The Participant authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to the SAR awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan). This authorization and consent is freely given by the Participant.

15.          BINDING AGREEMENT; ASSIGNMENT.  This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Participant shall not assign (except in accordance with Section 8 hereof) any part of this Agreement without the prior express written consent of the Company.

16.          HEADINGS.  The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

17.          COUNTERPARTS.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

18.          SEVERABILITY.  The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

19.          ACQUIRED RIGHTS.  The Participant acknowledges and agrees that: (a) the Company may terminate or amend the Plan at any time; (b) the award of the SAR made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the SAR awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation

20.          BENEFICIARY DESIGNATION.  The Participant hereby designates the following person(s) as the Participant’s beneficiary(ies) to whom shall be transferred any rights under this SAR which survive the Participant’s death.  If the Participant names more than one primary beneficiary and one or more of such primary beneficiaries die, the deceased primary beneficiary’s interest will be apportioned among any surviving primary beneficiaries before any contingent beneficiary receives any amount, unless the Participant indicates otherwise in a signed and dated additional page.  The same rule shall apply within the category of contingent beneficiaries.  Unless the Participant has specified otherwise herein, any rights which survive the Participant’s death will be divided equally among the Participant’s primary beneficiaries or contingent beneficiaries, as the case may be.

PRIMARY BENEFICIARY(IES)

Name	%	Address

(a)

(b)

(c)

CONTINGENT BENEFICIARY(IES)

Name	%	Address

(a)

(b)

(c)

In the absence of an effective beneficiary designation, the Participant acknowledges that any rights under this SAR which survive the Participant’s death shall be rights of his or her estate.

SIGNATURE PAGE FOLLOWS

This Agreement may be executed in two or more counterparts, each of which is deemed an original and all of which constitute one document.

MACKINAC FINANCIAL CORPORATION

Dated:	,	By:
Name:
Title:

PARTICIPANT ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS STOCK APPRECIATION RIGHT AWARD AGREEMENT, NOR IN THE COMPANY’S 2012 INCENTIVE COMPENSATION PLAN, WHICH IS INCORPORATED INTO THIS AGREEMENT BY REFERENCE, CONFERS ON PARTICIPANT ANY RIGHT WITH RESPECT TO CONTINUATION AS A SERVICE PROVIDER OF THE COMPANY OR ANY PARENT OR ANY SUBSIDIARY OR AFFILIATE OF THE COMPANY, NOR INTERFERES IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE PARTICIPANT’S SERVICE PROVIDER RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE AND WITH OR WITHOUT PRIOR NOTICE.

BY ACCEPTING THIS AGREEMENT, PARTICIPANT ACKNOWLEDGES RECEIPT OF A COPY OF THE PLAN AND REPRESENTS THAT THE PARTICIPANT IS FAMILIAR WITH THE TERMS AND PROVISIONS OF THE PLAN.  PARTICIPANT ACCEPTS THIS STOCK APPRECIATION RIGHT SUBJECT TO ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT.  PARTICIPANT HAS REVIEWED THE PLAN AND THIS AGREEMENT IN THEIR ENTIRETY.  PARTICIPANT AGREES TO ACCEPT AS BINDING, CONCLUSIVE AND FINAL ALL DECISIONS OR INTERPRETATIONS OF THE COMMITTEE UPON ANY QUESTIONS ARISING UNDER THE PLAN OR THIS AGREEMENT.

Dated:	,	By:
Name: